Exhibit 10.10

COLUMBIA UNIVERSITY SCIENCE AND TECHNOLOGY VENTURES

SECOND AMENDMENT TO THE LICENSE AGREEMENT OF

FEBRUARY 1, 2005 BETWEEN COLUMBIA AND OMNIMMUNE CORP.

June 10, 2005

Harris A. Lichtenstein, Ph.D.
President and CEO
Omnimmune Corp.
4600 Post Oak Place
Suite 152
Houston, Texas 77027

Dear Harris:

The Agreement between Omnimmune Corp. and The Trustees of Columbia University in the City of New York, dated February 1, 2005 (“Agreement”), as amended by the amendment of March 29, 2005 is hereby further amended effective May 31, 2005, as follows:

1.	Section 17 (a) is amended to read as follows:

a.
This Agreement shall be effective as of the date first recited above and shall continue in full force and effect until its expiration or termination in accordance with this Section 17; provided however that if the Stock Purchase Agreement or the Stockholders Agreement involving Columbia and Omnimmune is not fully executed within 180 days of the effective date of this Agreement, then this Agreement is null and void.

All other terms and conditions of the Agreement shall remain in full force and effect, except as expressly amended herein.

Please indicate your agreement to the Letter Amendment by signing where indicated below, and returning one original signed Letter to my attention.

Very truly yours,

/s/ Scot G. Hamilton
Scot G. Hamilton
Senior Director
Science and Technology Ventures
The Trustees of Columbia University in the City of New York

AGREED AND ACKNOWLEDGED:

OMNIMMUNE CORP.

By:/s/ Harris A. Lichtenstein
President

Date: 7/02/05